Exhibit 32.2

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of TXO Partners, L.P. (the “Partnership”) hereby certifies, to such officer’s knowledge, that:

(i)
the Quarterly Report on Form 10-Q of the Partnership for the fiscal quarter ended March 31, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: May 4, 2026	By:	/s/ Brent W. Clum
Brent W. Clum
Co-Chief Executive Officer and Chief Financial Officer TXO Partners GP, LLC, its general partner

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing.